                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):     JULY 1, 2005
                                                      --------------------------

                          WIRELESS TELECOM GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   NEW JERSEY
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                 (State or Other Jurisdiction of Incorporation)

              001-11916                                    22-582295
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       (Commission File Number)                (IRS Employer Identification No.)

           25 EASTMANS ROAD
        PARSIPPANY, NEW JERSEY                                       07054
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 (Address of Principal Executive Offices)                        (Zip Code)

                                 (201) 261-8797
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     SHAREHOLDERS' AGREEMENT

     In connection with the closing of the transactions contemplated by the
Amended and Restated Stock Purchase Agreement, dated as of March 29, 2005 (the
"Amended Stock Purchase Agreement"), among Wireless Telecom Group, Inc. ("WTT"),
Willtek Communications GmbH ("Willtek"), Investcorp Technology Ventures, L.P.
("Investcorp") and Damany Holding GmbH ("Damany Holding" and, together with
Investcorp, the "Willtek Shareholders") described in Item 2.01 of this Current
Report (the "Acquisition"), on July 1, 2005, WTT and the Willtek Shareholders
entered into a Shareholders' Agreement, dated as of July 1, 2005, a form of which was agreed by the parties in connection with their execution of the
Amended Stock Purchase Agreement (the "Shareholders' Agreement").

     The Shareholders' Agreement provides that effective at the closing of the
Acquisition: (a) WTT's board of directors will consist of seven members; (b)
Paul Genova, WTT's President and Chief Financial Officer, will resign as a director of WTT (although Mr. Genova will continue to serve in his capacity as
President and Chief Financial Officer of WTT); (c) the remaining five board members of WTT will appoint two Investcorp designees, Savio W. Tung and Hazem
Ben-Gacem, to serve as directors of WTT; (d) Savio W. Tung, one of Investcorp's director designees, will be appointed Chairman of the Board of WTT, and (e)
Karabet "Gary" Simonyan, WTT's Chairman of the Board and interim Chief Executive
Officer immediately prior to the completion of the Acquisition, will be appointed non-executive Vice Chairman of the Board and will resign as interim
Chief Executive Officer. The Shareholders' Agreement also provides that effective at the closing of the Acquisition, WTT's board of directors will appoint Cyrille Damany, Willtek's Chief Executive Officer, to serve as WTT's new
Chief Executive Officer.

     The Shareholders' Agreement further provides that for so long as
Investcorp's beneficial ownership of WTT's common stock continuously equals or exceeds 12.5% of the issued and outstanding shares of WTT's common stock, at each annual or special meeting of WTT at which directors are to be elected,
Investcorp will be entitled to designate to WTT's nominating committee two candidates for nomination for election to WTT's board of directors. For so long as Investcorp's beneficial ownership of WTT's common stock is less than 12.5%
but continuously equals or exceeds 5% of the issued and outstanding shares of
WTT's common stock, at each annual or special meeting of WTT at which directors are to be elected, Investcorp will be entitled to designate to WTT's nominating committee one candidate for nomination for election to WTT's board of directors.
If at any time Investcorp's beneficial ownership of WTT's common stock falls below 12.5% or 5% (as applicable) of the issued and outstanding shares of WTT's common stock and Investcorp does not increase its beneficial ownership above such thresholds (as applicable) prior to the end of a 20-day grace period,
Investcorp's nomination rights corresponding to such beneficial ownership threshold will expire at the end of the 20-day grace period. If any of
Investcorp's director designees dies, resigns from WTT's board or is removed from WTT's board or is disqualified from serving on WTT's board under applicable law, a new individual may be designated by Investcorp for appointment by WTT's board to fill the vacancy created by the death, resignation, removal or disqualification of such former WTT

director, provided Investcorp's level of beneficial ownership of WTT's common stock then entitles Investcorp to make such designation.

     The Shareholders' Agreement also provides that until the earlier of the second anniversary of the closing date of the Acquisition or the date on which
Investcorp no longer has the right to designate director candidates for nomination under the terms of the shareholders' agreement, in any meeting of
WTT's shareholders at which directors are to be elected, the Willtek
Shareholders will (1) cause their shares of WTT's common stock to be present (in person or by proxy) for purposes of establishing a quorum and (2) affirmatively vote their shares of WTT's common stock for the election of Investcorp's director nominees and for the election of each of the other director candidates nominated by WTT's board of directors, except that the Willtek Shareholders will not be required to vote for the election of any nominee for director designated by WTT's board of directors in the event such nominee is not supported by at least a majority of the members of WTT's board of directors (excluding any
Investcorp director nominee).

     In addition to restrictions on transfer imposed under U.S. federal and state securities or "blue sky" laws, the Shareholders' Agreement provides for the following restrictions on the transfer of the shares of WTT's common stock received by the Willtek Shareholders in the Acquisition: (1) Investcorp may not
transfer any shares of WTT's common stock received in the Acquisition for a period of one year following the closing date of the Acquisition and Damany
Holding may not transfer any shares of WTT's common stock received in the
Acquisition for a period of six months following the closing date of the
Acquisition, in each case except for transfers to certain permitted transferees;
and (2) without the prior written approval of a majority of the members of WTT's board of directors (excluding any Investcorp director nominee), they may not transfer any shares of WTT's common stock received in the Acquisition to certain specified direct competitors of WTT without first offering WTT the opportunity to purchase such shares on the same terms and conditions. The shareholders'
agreement further provides that if, without the prior written approval of a majority of the members of WTT's board of directors (excluding any Investcorp director nominee), Investcorp knowingly transfers any shares of WTT's common stock received in the Acquisition to certain specified direct competitors of WTT without first offering WTT the opportunity to purchase such shares on the same terms and conditions, (1) each of the Investcorp director nominees then serving on WTT's board of directors must immediately resign from WTT's board and (2) any and all rights of Investcorp to designate director candidates of WTT's nominating committee immediately will terminate, notwithstanding Investcorp's beneficial ownership of WTT's common stock.

     Finally, the Shareholders' Agreement provides that after a period of one year following the closing date of the Acquisition, the Willtek Shareholders will have the right to demand that WTT file up to two registration statements with the Securities and Exchange Commission (the "SEC") covering their shares of
WTT's common stock acquired in the Acquisition, and will also have incidental or
"piggyback" registration rights covering such shares effective after such one-year period, subject, in the latter case, to certain limitations related to underwriter "cut-backs". WTT will pay all registration expenses in connection with each demand or incidental registration under the terms of the Shareholders'
Agreement, including the reasonable fees and disbursements of one law firm representing the holders of registrable securities (which, in the case of a demand

registration, will not exceed $50,000 per registration, and in the case of an incidental registration, will not exceed $15,000 per registration). The holders of registrable securities will pay all discounts and commissions payable to underwriters, selling brokers, managers or similar persons relating to the disposition of their registrable securities and all fees and expenses of legal counsel not payable by WTT in connection with any such demand or incidental registration. These demand and incidental registration rights will terminate on the first date on which: (1) following the first anniversary of the closing date of the Acquisition, the Willtek Shareholders own less than 1% of WTT's issued and outstanding common stock, or (2) all registrable securities held by the
Willtek Shareholders may be sold to the public in a single transaction under
Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act").

     INDEMNIFICATION ESCROW AGREEMENT

     Also in connection with the closing of the Acquisition, WTT, the Willtek
Shareholders and American Stock Transfer & Trust Company, as escrow agent (the
"Escrow Agent"), entered into an Indemnification Escrow Agreement, dated as of
July 1, 2005, a form of which was agreed by the parties in connection with their execution of the Amended Stock Purchase Agreement (the "Indemnification Escrow
Agreement"). The Indemnification Escrow Agreement provides that at the closing of the Acquisition, WTT will deposit 1,000,000, or 12.5%, of the shares of WTT's common stock to be issued as the Acquisition consideration (the "Indemnification
Shares") with the Escrow Agent. The Escrow Agent will hold the Indemnification
Shares in escrow as collateral for the indemnification obligations of the
Willtek Shareholders under the Amended Stock Purchase Agreement until the Escrow
Agent is required to release the Indemnification Shares in accordance with the terms of the Indemnification Escrow Agreement. With respect to monetary remedies for valid claims, during the one-year period following the closing date of the
Acquisition (the "Escrow Period"), WTT must first seek recourse against the
Indemnification Shares, pursuant to the terms of the Indemnification Escrow
Agreement, and will be entitled to pursue other monetary remedies, subject to the limitations set forth in the Amended Stock Purchase Agreement, only to the extent that the Indemnification Shares are not sufficient to compensate WTT for all of its losses. The Indemnification Shares and the provisions of the
Indemnification Escrow Agreement do not limit any of WTT's other rights of recovery expressly set forth in the Amended Stock Purchase Agreement, including, without limitation, any and all rights to indemnification from and after the expiration of the Escrow Period. At the end of the Escrow Period, any of the
Indemnification Shares that have not been used to satisfy valid claims for indemnification by WTT will be delivered to the Willtek Shareholders in accordance with the terms of the Indemnification Escrow Agreement.

     The Indemnification Escrow Agreement provides that if, within 10 business days after an indemnity claim by WTT under the Amended Stock Purchase Agreement has been received by the Willtek Shareholders and the Escrow Agent, the Willtek
Shareholders have not contested such notice in writing and the Escrow Agent has not received written confirmation from WTT that the Willtek Shareholders have paid WTT in full the amount demanded in the notice of claim, then the Escrow
Agent will immediately release from escrow and transfer to WTT for cancellation and forfeiture that number of Indemnification Shares having a value equal to the amount of losses specified in the notice of claim. In the event that the Willtek
Shareholders deliver to WTT and the Escrow Agent a written notice contesting all, or a portion of, a notice of

claim and such written notice has been received by WTT and the Escrow Agent within the 10 business day period described above, then the contested claim will be resolved prior to the expiration of the Escrow Period, to the extent such timing is reasonably practicable, by either a written settlement agreement executed by WTT and the Willtek Shareholders or, in the absence of such a written settlement agreement, by final non-appealable order of a court of competent jurisdiction directing delivery of the Indemnification Shares, in which event the Escrow Agent will disburse the Indemnification Shares in accordance with such agreement or order. Upon its receipt of a copy of such order or agreement, the Escrow Agent will first permit the Willtek Shareholders, at their option, the opportunity to pay to WTT the amount of losses (if any)
that are owed to WTT in full in cash on or before the fifth business day after the Escrow Agent's receipt of a copy of such agreement or order. If the Escrow
Agent does not receive written confirmation from WTT that the owed losses have been paid in full in cash to WTT prior to the fifth business day after the
Escrow Agent's receipt of a copy of such agreement or order, then the Escrow
Agent will immediately release from escrow and transfer to WTT for cancellation that number of Indemnification Shares having a value equal to the amount of losses (if any) owed to WTT.

     For purposes of calculating the number of escrowed shares deliverable to
WTT with respect to a valid claim for indemnification, the value of each share will be equal to the numerical average of the closing price of WTT's common stock on the American Stock Exchange for the ten trading days ending on the date immediately preceding the date that notification of a claim for indemnification is made under the Amended Stock Purchase Agreement. Based on the $2.69 closing price of a share of WTT's common stock as reported on the American Stock
Exchange on June 30, 2005, the last trading day prior to the closing date of the
Acquisition, the aggregate value of the shares of WTT's common stock to be held in escrow is approximately $2.69 million.

     AMENDED LOAN AGREEMENT

     Also in connection with the closing of the Acquisition, the Amended and
Restated Loan Agreement, dated March 29, 2005, between Willtek and Investcorp, which was executed in connection with the execution of the Amended Stock
Purchase Agreement (the "Amended Loan Agreement"), became effective. Pursuant to the Amended Loan Agreement, Investcorp waived its right to terminate a previous loan agreement, dated March 12, 2003 (the "Original Loan Agreement"), between
Investcorp and Willtek, under which Investcorp provided an unsecured loan to
Willtek in the principal amount of (euro)3.5 million (approximately $4.3 million), and to immediately collect the outstanding principal amount, together with all interest accrued and then unpaid under the Original Loan Agreement at the rate of 8% per year through the closing date of the Acquisition
(approximately (euro)607,000, or approximately $735,000). Willtek entered into the Amended Loan Agreement primarily to allow the Acquisition to be completed without triggering Investcorp's termination right under the Original Loan
Agreement, to reduce the rate at which interest will accrue on the loan after the Acquisition, and to make other provisions relating to WTT, as the parent company of Willtek following the Acquisition. WTT signed the Amended Loan
Agreement to guaranty payment of any amounts payable by Willtek to Investcorp under the Amended Loan Agreement.

     Under the terms of the Amended Loan Agreement, following the Acquisition, the loan will bear interest at the rate of 4% per year accruing at the end of each calendar quarter and will be due and payable in one lump-sum on December
31, 2006. The Amended Loan Agreement is not secured by any assets of Willtek or
WTT. Investcorp may terminate the Amended Loan Agreement under certain circumstances set forth in the Amended Loan Agreement. WTT believes that the terms of the Amended Loan Agreement with Investcorp are no less favorable than loan terms available from an independent third party. The description of the material terms of the Amended Loan Agreement included in Item 2.03 of this
Current Report is incorporated by reference in its entirety into this Item 1.01.

     There are no material relationships between any of Willtek, Damany Holding or Investcorp on the one hand, and WTT or any of its affiliates, any director or officer of WTT, or any associate of any such director or officer, on the other hand, other than with respect to the Acquisition, the Amended Purchase
Agreement, the Shareholders' Agreement, the Indemnification Escrow Agreement,
the Amended Loan Agreement and related ancillary agreements referred to therein, and the transactions contemplated thereby.

     The foregoing summary of the Shareholders' Agreement, the Indemnification
Escrow Agreement and the Amended Loan Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the text of the Shareholders' Agreement, the Indemnification Escrow Agreement and the
Amended Loan Agreement. A copy of the Shareholders' Agreement and the
Indemnification Escrow Agreement are attached hereto as Exhibits 10.2 and 10.3 and are incorporated by reference into this Item 1.01. A copy of the Amended
Loan Agreement is attached as Exhibit 10.1 to WTT's Current Report on Form 8-K,
dated March 29, 2005, and is incorporated by reference into this Item 1.01 and to this Current Report as Exhibit 10.1.

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On July 1, 2005, WTT completed its previously announced pending Acquisition of all of the outstanding share capital of Willtek, a leading German supplier of testing solutions for emerging wireless services and cellular networks. Willtek is now a wholly owned subsidiary of WTT and serves as the base of WTT's European operations. Pursuant to the Amended Stock Purchase Agreement among WTT, Willtek,
Investcorp and Damany Holding, a copy of which was previously filed with WTT's
Current Report on Form 8-K, dated March 29, 2005, and is incorporated by reference into this Item 2.01, WTT purchased all of the outstanding share capital of Willtek from the Willtek Shareholders in exchange for 8,000,000 newly issued shares of WTT's common stock. Based on the $2.69 closing price of a share of WTT's common stock as reported on the American Stock Exchange on June 30,
2005, the last trading day prior to the closing date of the Acquisition, the dollar value of the Acquisition consideration is approximately $21.5 million. At the closing of the Acquisition, an aggregate of 7,000,000 shares of WTT's common stock were issued directly to the Willtek Shareholders and 1,000,000 shares of
WTT's common stock were deposited with the Escrow Agent under the terms of the
Indemnification Escrow Agreement described in Item 1.01 of this Current Report to hold in escrow, for a one-year period following the closing date, as collateral for the indemnification obligations of the Willtek Shareholders under the Amended Stock Purchase Agreement. Based

on the number of shares of WTT's common stock outstanding on June 30, 2005, the
Willtek Shareholders presently own in the aggregate approximately 31.4% of WTT's outstanding common stock on a primary basis, with Investcorp owning approximately 25.4% and Damany Holding owning approximately 6.0%. The amount and form of consideration paid to the Willtek Shareholders was determined through arm's-length negotiations between WTT and the Willtek Shareholders prior to the execution of the Amended Stock Purchase Agreement, as more particularly described in WTT's proxy statement first mailed to shareholders of WTT on or about May 10, 2005.

     In connection with the closing of the Acquisition, pursuant to the Amended
Loan Agreement described in Item 2.03 of this Current Report, we also have guaranteed payment of certain outstanding indebtedness of Willtek to Investcorp equal to (euro)3.5 million (approximately $4.3 million), plus accrued but unpaid interest at the rate of 8% per year through the closing date of the Acquisition
(approximately (euro)607,000, or approximately $735,000). Moreover, in connection with the closing of the Acquisition, WTT and the Willtek Shareholders entered into the Shareholders' Agreement described in Item 1.01 of this Current
Report.

     In connection with the closing of the Acquisition, substantial changes have been made to the composition of WTT's board of directors and to its senior management team, including the appointment of Cyrille Damany, Willtek's Chief
Executive Officer, as the new Chief Executive Officer of WTT, and the
appointment of two designees of Investcorp to WTT's seven-member board of directors, one of whom was appointed Chairman of the Board. As a result of the foregoing chief executive succession, board composition changes and the Willtek
Shareholders' significant post-acquisition percentage ownership of WTT's outstanding common stock, the Willtek Shareholders will have substantial influence and control over the leadership, day-to-day management and strategic direction of WTT, and will be able to significantly influence the outcome of all matters, transactions and corporate actions that require approval of WTT's shareholders.

     The disclosures contained in Items 1.01, 2.03, 3.02 and 5.02 of this
Current Report are incorporated by reference in their entirety into this Item
2.01.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
            OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     As described under Item 1.01 of this Current Report, in connection with the closing of the Acquisition, the Amended and Restated Loan Agreement, dated March
29, 2005, between Willtek and Investcorp, which was executed in connection with the execution of the Amended Stock Purchase Agreement, became effective.
Pursuant to the Amended Loan Agreement, Investcorp waived its right to terminate the Original Loan Agreement between Investcorp and Willtek, under which
Investcorp provided an unsecured loan to Willtek in the principal amount of
(euro)3.5 million (approximately $4.3 million), and to immediately collect the outstanding principal amount, together with all interest accrued and then unpaid under the Original Loan Agreement at the rate of 8% per year through the closing date of the Acquisition (approximately (euro)607,000, or approximately
$735,000). Willtek entered into the Amended Loan Agreement primarily to allow the Acquisition to be completed without triggering Investcorp's termination right under the Original Loan Agreement, to reduce the rate at which interest will accrue on the loan after the Acquisition, and to make other provisions relating to WTT, as the parent company of Willtek following the Acquisition. WTT signed the Amended Loan Agreement to guaranty payment of any amounts payable by
Willtek to Investcorp under the Amended Loan Agreement. Under the terms of the
Amended Loan Agreement, following the Acquisition, the loan will bear interest at the rate of 4% per year accruing at the end of each calendar quarter and will be due and payable in one lump-sum on December 31, 2006. Willtek may prepay all outstanding principal and interest under the Amended Loan Agreement without penalty. The Amended Loan Agreement is not secured by any assets of Willtek or
WTT.

     Investcorp is entitled to terminate the Amended Loan Agreement in writing upon four weeks notice: (a) in the event of a merger, acquisition, sale of voting control or sale of substantially all of the assets of WTT, which results in the Willtek Shareholders in the aggregate owning less than 15% of the outstanding shares of the surviving entity in such transaction; (b) in the event of a sale or exclusive license of all or substantially all of Willtek's or WTT's intellectual property rights without Investcorp's prior consent; (c) in the event WTT undertakes a primary issuance of capital stock resulting in net cash proceeds to WTT in excess of $15.0 million; (d) in the event WTT or any of its subsidiaries sells any of its assets resulting in total net cash proceeds to WTT or any of its subsidiaries in excess of $4.0 million; (e) in the event WTT and its consolidated subsidiaries incur or guarantee additional indebtedness or replace any indebtedness in excess of $4.0 million; or (f) in the event WTT and its subsidiaries record a month-end cash and cash equivalent balance in excess of $18.0 million.

     In addition, Investcorp may terminate the Amended Loan Agreement in writing at any time upon the occurrence of any one or more of the following events of default: (a) in the event of a merger, acquisition, sale of voting control or sale of substantially all of the assets of WTT, with respect to which the
Willtek Shareholders have voted against the transaction; (b) in the event
Willtek or WTT is insolvent or files for bankruptcy or similar protection, or an application for bankruptcy against Willtek is rejected due to lack of assets; or
(c) in the event Willtek or WTT is in default under existing bank arrangements and the lenders thereunder either have commenced legal proceedings to enforce claims thereunder or have taken steps to enforce security interests thereunder.

     Upon termination, the entire outstanding principal amount and accrued but unpaid interest thereon under the Amended Loan Agreement will be immediately due and payable to Investcorp. WTT believes that the terms of the Amended Loan
Agreement with Investcorp are no less favorable than loan terms available from an independent third party.

     The foregoing summary of the Amended Loan Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the text of the Amended Loan Agreement, a copy of which is attached as Exhibit 10.1 to WTT's Current Report on Form 8-K, dated March 29, 2005, and is incorporated by reference into this Item 2.03 and to this Current Report as Exhibit 10.1.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

     As described under Item 2.01 of this Current Report, in connection with the closing of the Acquisition, WTT issued an aggregate of 8,000,000 shares of WTT's common stock to the Willtek Shareholders (1,000,000 of which were deposited with the Escrow Agent at the closing under the terms of the Indemnification Escrow
Agreement described in Item 1.01 of this Current Report to hold in escrow, for a one-year period following the closing date, as collateral for the indemnification obligations of the Willtek Shareholders under the Amended Stock
Purchase Agreement). Such shares were issued to the Willtek Shareholders without registration under the Securities Act, in accordance with Section 4(2) of the
Securities Act relating to transactions by an issuer not involving any public offering. In determining that the Section 4(2) exemption is applicable to the issuance of such shares pursuant to the Amended Stock Purchase Agreement, WTT relied on, among other things, the Willtek Shareholders' representation contained in the Amended Stock Purchase Agreement that they are acquiring such shares for investment for their own account and not with a view toward any distribution thereof in violation of the registration requirements of the
Securities Act. All certificates representing such 8,000,000 shares of WTT's common stock bear an appropriate restrictive legend indicating that such shares are subject to restrictions pursuant to the Shareholders' Agreement and that such shares were not issued in a transaction registered under the Securities Act and are therefore subject to restrictions on transfer imposed under U.S. federal and state securities or "blue sky" laws.

     The description of the restrictions and other provisions contained in the
Shareholders' Agreement set forth in Item 1.01 of this Current Report is incorporated by reference in its entirety in this Item 3.02.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

     On July 1, 2005, in accordance with the terms of the Amended Stock Purchase
Agreement and the Shareholders' Agreement, Paul Genova resigned as a director of
WTT effective immediately. Mr. Genova will continue to serve in his capacity as
President and Chief Financial Officer of WTT.

     On July 1, 2005, at the closing of the Acquisition, Savio W. Tung and Hazem
Ben-Gacem were appointed to WTT's board of directors by the unanimous vote of
WTT's board of directors. Each of Messrs. Tung and Ben-Gacem were designated by
Investcorp for appointment as directors by WTT's board of directors at the closing of the Acquisition under the terms of the Amended Stock Purchase
Agreement and the Shareholders' Agreement. At such time, in accordance with the terms of the Amended Stock Purchase Agreement and the Shareholders' Agreement,
Mr. Tung was appointed Chairman of the Board, replacing Karabet "Gary" Simonyan, who was appointed non-executive Vice Chairman of the Board. WTT's board of directors now consists of the following seven members: Savio W. Tung (Chairman),
Gary Simonyan (Vice Chairman), Hazem Ben-Gacem, Henry L. Bachman, John Wilchek,
Michael Manza and Andrew Scelba. Messrs. Tung and Ben-Gacem have not been appointed to any committees of WTT's board of directors.

     In addition, in accordance with the terms of the Amended Stock Purchase
Agreement and the Shareholders' Agreement, at the closing of the Acquisition on
July 1, 2005, Cyrille Damany, the Chief Executive Officer of Willtek and the
sole shareholder of Damany Holding, was

appointed by WTT's board of directors as the new Chief Executive Officer of WTT, replacing Mr. Simonyan, who had served as interim Chief Executive Officer of WTT since July 2004. Although Mr. Damany does not presently have an employment agreement with WTT, his employment agreement with Willtek will remain in effect following the Acquisition.

     The biographies of Messrs. Tung, Ben-Gacem and Damany are set forth below.

     SAVIO W. TUNG, AGE 54, was appointed Chairman of the Board on July 1, 2005.
Mr. Tung is the global head of Investcorp's venture capital activities. Mr. Tung is a member of Investcorp's Investment Commitment Committee and he is also a member of Investcorp's Financial Risk Management Committee. Before joining
Investcorp in 1984, Mr. Tung was a senior banker with Chase Manhattan Bank and worked at their offices in New York, Bahrain, Abu Dhabi and London. Prior to forming Investcorp's venture capital activities, Mr. Tung was the head of
Investcorp's U.S. private equity team. Mr. Tung is currently chairman of
Vaultus, Inc., and a board member of Viewlocity Inc. Mr. Tung holds a BSc in
Chemical Engineering from Columbia University. Mr. Tung is a trustee of Columbia
University and is on the board of the Columbia Investment Management Company.

     HAZEM BEN-GACEM, AGE 34, was appointed a director of WTT on July 1, 2005.
Mr. Ben-Gacem has been a partner of Investcorp's venture team in Europe since its inception in early 2001. Mr. Ben-Gacem currently sits on the boards of
Utimaco Safeware AG and Trema NV. Prior to that, Mr. Ben-Gacem was a member of
Investcorp's European private equity team since 1994. Prior to joining
Investcorp, Mr. Ben-Gacem was a member of Credit Suisse First Boston's Mergers &
Acquisitions team in New York. Mr. Ben-Gacem is a graduate of Harvard University where he received a B.A. in Economics with honors.

     CYRILLE DAMANY, AGE 45, was appointed Chief Executive Officer of WTT on
July 1, 2005. Mr. Damany is a French citizen and intends to relocate from
Munich, Germany to New Jersey. He has been the Chief Executive Officer and
General Manager of Willtek for the past seven years since August 1997. He has more than 10 years of experience in the telecom industry. He has held management position responsibilities at Hewlett Packard France and Motorola. He was
previously director of operations for Motorola European Paging Division, based in Frankfurt (Germany). Cyrille holds a Master of Science degree in Electronic and Automation, an advanced degree in the design of information systems (DEA)
from Orsay, Paris Science University and an MBA from Carnegie Mellon University
(Pittsburgh Pennsylvania, USA).

     As a result of WTT's agreement to guaranty payment of any amounts payable by Willtek to Investcorp under the Amended Loan Agreement, WTT now has a significant business relationship with Investcorp, which now beneficially owns approximately 25.4% of WTT's outstanding common stock and presently is the largest single shareholder of WTT. Except as described in Items 1.01, 2.01, 2.03 and 3.02 of this Current Report, which disclosure is incorporated by reference in its entirety in this Item 5.02, Messrs. Tung, Ben-Gacem and Damany have had no prior relationship with WTT and were not parties to any transaction with WTT.
There is no family relationship among any of the current directors or executive officers of WTT.

ITEM 8.01.  OTHER EVENTS

     On July 1, 2005, WTT issued a press release announcing the completion of the Acquisition. The press release is being furnished as Exhibit 99.1 to this
Current Report and is incorporated by reference in its entirety into this Item
8.01.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days from the date that this Form 8-K must be filed.

      (B)   PRO FORMA FINANCIAL INFORMATION.

     The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days from the date that this Form
8-K must be filed.

      (C)   EXHIBITS.

Exhibit No.         Description
----------          -----------

2.1*                Amended and Restated Stock Purchase Agreement, dated March
                    29, 2005, by and among Wireless Telecom Group, Inc.,
                    Investcorp Technology Ventures, L.P., Damany Holding GmbH
                    and Willtek Communications GmbH.

10.1*               Amended and Restated Loan Agreement, dated March 29, 2005, by and among Investcorp Technology Ventures, L.P., Willtek
                    Communications GmbH and Wireless Telecom Group, Inc.

10.2                Shareholders' Agreement, dated as of July 1, 2005, among
                    Wireless Telecom Group, Inc., Investcorp Technology
                    Ventures, L.P. and Damany Holding GmbH.

10.3                Indemnification Escrow Agreement, dated as of July 1, 2005, by and among Wireless Telecom Group, Inc., Investcorp
                    Technology Ventures, L.P., Damany Holding GmbH and American
                    Stock Transfer & Trust Company.

99.1                Press Release of Wireless Telecom Group, Inc., dated July 1,
                    2005.

* Previously filed as an Exhibit to WTT's Current Report on Form 8-K, dated
March 29, 2005, and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WIRELESS TELECOM GROUP, INC.

Date: July 1, 2005                         By: /s/ Paul Genova
                                               ------------------------
                                           Paul Genova
                                           President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

10.2                Shareholders' Agreement, dated as of July 1, 2005, among
                    Wireless Telecom Group, Inc., Investcorp Technology
                    Ventures, L.P. and Damany Holding GmbH.

10.3                Indemnification Escrow Agreement, dated as of July 1, 2005, by and among Wireless Telecom Group, Inc., Investcorp
                    Technology Ventures, L.P., Damany Holding GmbH and American
                    Stock Transfer & Trust Company.

99.1                Press Release of Wireless Telecom Group, Inc., dated July 1,
                    2005.